SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            June 13, 2003

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 13, 2003, Xcel Energy Inc. announced that e prime, its natural gas marketing and trading subsidiary, has terminated or accepted resignations from four employees in Denver in connection with the reporting of inaccurate natural gas transactions to industry publications. e prime also has suspended two other employees pending completion of an investigation.

See additional information in the presentation furnished as exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.01	Press Release regarding e prime, date June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ RICHARD C. KELLY

Richard C. Kelly
Vice President and Chief Financial Officer

June 13, 2003

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